Exhibit 10.2
EXHIBIT C
FORM OF DIRECTOR SUPPORT AGREEMENT
This DIRECTOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 29, 2026 (the “Execution Date”), by and between Hawthorn Bancshares, Inc., a Missouri corporation (“HBI”), FSC Bancshares, Inc., a Missouri corporation (“FBI”), and _______________, an individual resident of the State of _______________ (the “Undersigned”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Reorganization Agreement (as defined below).
RECITALS
WHEREAS, the Undersigned is a director of FBI and/or Farmers State Bank, a Missouri state-chartered bank and wholly-owned subsidiary of FBI (“Farmers State Bank”);
WHEREAS, in connection with the execution of this Agreement, HBI and FBI are entering into that certain Agreement and Plan of Reorganization, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which (i) Hawthorn Holdco, Inc., a Missouri corporation and wholly owned subsidiary of HBI, will merge into FBI, with FBI continuing as the surviving entity (the “First Step Merger”), (ii) immediately following the First Step Merger and as part of the same overall transaction, FBI will merge with and into HBI, with HBI continuing as the surviving entity (the “Second Step Merger,” and together with the First Step Merger, the “Merger”), and (iii) immediately following the Merger, Farmers State Bank and Hawthorn Bank, a Missouri state-chartered trust company and wholly-owned subsidiary of HBI (“Hawthorn Bank”), will be combined through merger, with Hawthorn Bank continuing as the surviving entity, pursuant to a separate agreement and plan of bank merger;
WHEREAS, the term “FBI” as used in this Agreement with respect to time periods after the Effective Time shall mean HBI, as successor to FBI in the Merger;
WHEREAS, the Undersigned, as a director of FBI and/or Farmers State Bank, as the case may be, has had access to certain Confidential Information (as defined below), including, without limitation, information concerning FBI’s and Farmers State Bank’s business and the relationships between FBI and Farmers State Bank, their respective Subsidiaries, vendors and customers, and FBI’s and/or Farmers State Bank’s status and relationship with peer institutions that compete with HBI, Hawthorn Bank, FBI and/or Farmers State Bank, and has had access to trade secrets, customer goodwill and proprietary information of FBI and/or Farmers State Bank and their respective businesses that constitute a substantial asset to be acquired by HBI and Hawthorn Bank; and
WHEREAS, the Undersigned recognizes that HBI’s willingness to enter into the Reorganization Agreement is dependent on the Undersigned entering into this Agreement (including the anti-piracy/non-solicitation/non-competition covenants below) and, therefore, this Agreement is incident thereto.

NOW, THEREFORE, for the new Confidential Information the Undersigned will be provided, training that is expected to be made available to the Undersigned and for other good and valuable consideration contained herein and in the Reorganization Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Director Support. The Undersigned agrees to use his or her best efforts to refrain from harming the goodwill and business relationships of HBI, Hawthorn Bank, FBI, Farmers State Bank and their respective Subsidiaries, and their respective customer and client relationships during the term of this Agreement.
2.Non-Disclosure Obligations. The Undersigned agrees that he or she will not make any unauthorized disclosure, directly or indirectly, of any Confidential Information of HBI, Hawthorn Bank, FBI or Farmers State Bank to third parties, or make any unauthorized use thereof, directly or indirectly. The Undersigned also agrees that he or she shall deliver promptly to HBI or FBI at any time at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time relating, directly or indirectly, to any Confidential Information or other information of HBI, Hawthorn Bank, FBI or Farmers State Bank, or Confidential Information or other information regarding third parties, learned in such person’s position as a director, officer, employee or shareholder of FBI or Farmers State Bank, as applicable.
For purposes of this Agreement, “Confidential Information” means and includes HBI’s, Hawthorn Bank’s, FBI’s and Farmers State Bank’s confidential and/or proprietary information and/or trade secrets, including those of their respective Subsidiaries, that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, but is not limited to, the: information regarding past, current and prospective customers and investors and business Affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models and the output from same; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information, including compensation and bonuses; payments or rates paid to consultants or other service providers; other such confidential or proprietary information; and notes, analysis, compilations, studies, summaries, and other material prepared by or for HBI, Hawthorn Bank, FBI, Farmers State Bank or any of their respective Subsidiaries containing or based, in whole or in part, on any information included in any of the foregoing. The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party; (b) was available to the disclosing party, prior to disclosure by HBI, Hawthorn Bank, FBI or Farmers State Bank, as applicable, on a non-confidential basis from a source other than the Undersigned and is not known by the Undersigned, after reasonable investigation, to be subject to any fiduciary, contractual or legal obligations of confidentiality; or (c) was independently acquired or developed by the Undersigned without violating any obligations of this Agreement. The Undersigned acknowledges that HBI’s, Hawthorn Bank’s, FBI’s and Farmers State Bank’s respective businesses are highly competitive, that this Confidential Information constitutes valuable, special and unique assets to be acquired by HBI in the Merger and constitutes existing valuable, special and unique assets held by FBI pre-Merger, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to HBI.
3.Non-Competition Obligations. The Undersigned agrees that, for the period beginning on the Execution Date and continuing until the date that is two (2) years after the Effective Time of the Merger (the “Non-Competition Period”), the Undersigned will not, except as a director or officer of FBI or Farmers State Bank prior to the Effective Time of the Merger or as set forth on Schedule A hereto, in any capacity, directly or indirectly:
(a)compete or engage, anywhere in the geographic area comprised of the fifty (50) mile radius surrounding the locations of Farmers State Bank before the Effective Time or, following the Effective Time, the locations of Hawthorn Bank banking centers that were formerly locations of Farmers State Bank (the “Market Area”), in a business as a federally insured depository institution;
(b)take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, be a director of, or otherwise be connected in any manner with any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or Governmental Body (each, a “Person”) engaging in a business similar to that of HBI, Hawthorn Bank, FBI or Farmers State Bank including, without limitation, the provision of commercial or consumer lending, deposit-taking, residential or commercial mortgage services, treasury or cash management services, wealth or investment management, or any other banking or financial services anywhere within the Market Area. Notwithstanding the foregoing, the Undersigned is permitted hereunder to (x) own, directly or indirectly, up to one percent (1.0%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area and (y) invest in any existing mutual fund that invests, directly or indirectly, in insured depository institutions conducting business in the Market Area;
(c)(i)  call on, service or, solicit competing business from customers of HBI, Hawthorn Bank, FBI or Farmers State Bank or any of their respective Affiliates if, within the twelve (12) months before the Execution Date, the Undersigned had or made contact with the customer, or had access to information and files about the customer, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between HBI, Hawthorn Bank, FBI or Farmers State Bank or any of their respective Affiliates and any such customer; or
(d)call on, solicit or, induce any employee of HBI, Hawthorn Bank, FBI or Farmers State Bank or any of their respective Affiliates whom the Undersigned had contact with, knowledge of, or association with in the course of service with FBI or Farmers State Bank (whether as an employee or a contractor) to terminate his or her employment from or contract with HBI, Hawthorn Bank, FBI or Farmers State Bank or any of their respective Affiliates, or assist any other Person in such activities;
provided, however, that the restrictions in the foregoing (c) and (d) will not prohibit the Undersigned from responding to inquiries made in response to a general solicitation for customers or employees or publicly advertised employment opportunities (including through employment agencies).
The Undersigned may not avoid the purpose and intent of this Section 3 by engaging in conduct within the Market Area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications or other similar methods.

4.Non-Competition Covenant Reasonable. The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect HBI’s acquisition of FBI and the goodwill and business prospects thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of FBI and/or Farmers State Bank and the Undersigned’s relationship with the customers of FBI and/or Farmers State Bank. The Undersigned further acknowledges that the restrictions contained herein are not burdensome to the Undersigned in light of the other opportunities that remain open to the Undersigned. Moreover, the Undersigned acknowledges that he or she has and will have other means available to him or her for the pursuit of his or her livelihood after the Effective Time of the Merger.
5.Consideration. In consideration for the above obligations of the Undersigned, in addition to those matters set forth in the Recitals to this Agreement, FBI agrees to provide the Undersigned with access to new Confidential Information relating to FBI’s business, which will become HBI’s business after the Effective Time of the Merger, in a greater quantity and/or expanded nature than that already provided to the Undersigned. The Undersigned also will have access to, or knowledge of, new Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint venturers, investors, financing sources, etc., of FBI and/or Farmers State Bank prior to the Merger.
6.Injunctive Relief and Additional Remedies. The Undersigned acknowledges that the injury that would be suffered by HBI or FBI as a result of a breach of the provisions of this Agreement (including any provision of Section 3) would be irreparable and that an award of monetary damages to HBI or FBI, as the case may be, for such a breach would be an inadequate remedy. Consequently, each of HBI and FBI shall have the right, in addition to any other rights it may have, to seek specific performance, to obtain injunctive relief to restrain any proposed or actual breach or threatened breach or otherwise to specifically enforce any provision of this Agreement without the obligation to post bond or other security in seeking such relief. Such equitable remedies are in addition to the right to obtain compensatory and punitive damages and attorney’s fees, and, notwithstanding HBI’s or FBI’s, as the case may be, right to so seek damages, the Undersigned waives any defense that an adequate remedy for HBI or FBI, as the case may be, exists under law. If the Undersigned, on the one hand, or HBI or FBI, on the other hand, must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs related thereto.
7.Extension of Restrictive Covenant Period. In the event that HBI or FBI shall file a lawsuit in any court of competent jurisdiction alleging a breach of Section 3 by the Undersigned and HBI or FBI is successful on the merits of such lawsuit, then any time period set forth in this Agreement including the time periods set forth in Section 3, will be extended one month for each month the Undersigned is finally determined by such court of competent jurisdiction was in breach of this Agreement, so that HBI or FBI, as the case may be, is provided the benefit of the full Non-Competition Period.
8.Effectiveness of this Agreement. This Agreement shall become effective on the Execution Date. This Agreement shall automatically terminate and be of no further force or effect if (a) the Reorganization Agreement is not executed on or prior to the Execution Date or (b) the Reorganization Agreement (once executed) is terminated in accordance with its terms and the Merger does not occur.
9.Waiver; Amendment. The rights and remedies of the parties hereto are cumulative and not alternative. Any party may unilaterally waive a right which is solely applicable to it. Such action will be evidenced by a signed written notice. Neither the failure nor any delay in exercising any right, power or privilege under this Agreement by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.
10.Notices. All notices, consents, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by first class mail (postage prepaid) or sent by email, courier or personal delivery to the parties hereto at the following addresses unless by such notice a different address shall have been designated:
If to HBI:
Hawthorn Bancshares, Inc.
132 East High Street
Jefferson City, Missouri 65101
Attention:     Brent M. Giles
    Martin Weishaar
Email:    bgiles@hawthornbank.com
    mweishaar@hawthornbank.com

With a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
Attention:    Beth A. Whitaker
Email:    bwhitaker@Hunton.com

If to FBI:

FSC Bancshares, Inc.
124 East Third Street
Cameron, Missouri 64429
Attention:    R. Michael Poland
Email:    mpoland@fscbank.com

With a copy (which shall not constitute notice) to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106
Attention:    McGregor K. Johnson
Email:    mcgregor.johnson@stinson.com

If to the Undersigned:
At the address set forth on the Undersigned’s signature page hereto.
All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail, all notices sent by courier as provided above shall be deemed delivered one (1) day after being sent and all notices sent by email shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as provided herein. Notices permitted to be sent via email shall be deemed delivered only if sent to such persons at such email addresses as may be set forth in writing (and confirmation of receipt is received by the sending party).
11.Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of HBI, FBI and their respective successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of HBI, FBI and any Person that acquires all or substantially all of the assets of HBI or FBI.
12.Controlling Law; Venue.
(a)This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive laws of the State of Missouri applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of laws thereof.
(b)Any action, suit, litigation, arbitration, lawsuit, claim, proceeding, hearing, audit, investigation or dispute (whether civil, criminal, administrative, investigative, at law or in equity) (“Proceeding”) arising out of or relating to the matters contemplated by this Agreement must be brought in the courts of the State of Missouri, County of Clay, or, if it has or can acquire jurisdiction, in the U.S. District Court for the Western District

of Missouri, Western Division (Kansas City, Missouri), and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to the matters contemplated by this Agreement in any other court. Each party acknowledges and agrees that the provisions of this Section 12 constitute a voluntary and bargained for agreement between the parties. Process in any Proceeding may be served on any party anywhere in the world.
13.Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.
14.Entire Agreement. This Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter contained herein. In the event of a conflict between the terms of this Agreement and the terms of the Reorganization Agreement, the terms of the Reorganization Agreement shall control.
15.No Third-Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
16.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. If any restriction in this Agreement is held invalid or unenforceable by any court of competent jurisdiction, it is the intention of the parties hereto that the restrictions be reformed by such court in such a manner that protects the business and Confidential Information of HBI, Hawthorn Bank, FBI and Farmers State Bank to the maximum extent permissible.
17.Representation by Counsel; Interpretation. Each party hereto acknowledges that it has had the opportunity to be represented by counsel in the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.
18.Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
19.Counterparts. For the convenience of the parties hereto, this Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument. An email or electronic scan in “.pdf” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

HAWTHORN BANCSHARES, INC.

By:
    Brent M. Giles,
    Chief Executive Officer

FSC BANCSHARES, INC.

By:
    R. Michael Poland,
    President

DIRECTOR

Name:
[Signature Page to Director Support Agreement]

SCHEDULE A

EXISTING CAPACITY (AND/OR EXISTING OWNERSHIP)